As filed with the Securities and Exchange Commission on May 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STAG Industrial, Inc.

(Exact name of registrant as specified in its charter)

Maryland	6798	27-3099608
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. employer
incorporation or organization)	Classification Code Number)	identification number)

99 High Street, 28th Floor

Boston, Massachusetts 02110

(617) 574-4777

 (Address, including zip code, and telephone number, including area code, of the registrant’s  principal executive offices)

STAG Industrial, Inc. 2011 Equity Incentive Plan

(Full Title of the Plan)

Benjamin S. Butcher

STAG Industrial, Inc.

Chairman, Chief Executive Officer and President

99 High Street, 28th Floor

Boston, Massachusetts 02110

(617) 574-4777

 (Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Jeffrey M. Sullivan, Esq.

Hunton & Williams LLP

421 Fayetteville Street, Suite 1400
Raleigh, North Carolina 27601
Tel:  (919) 899-3094

Fax:  (919) 899-3284

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer (do not check if a smaller reporting company) ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)		Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	1,887,274	(3)	$21.74	$41,029,337	$5,597

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover additional shares of common stock which may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transaction effected without consideration which results in an increase in the number of STAG Industrial, Inc.’s shares of outstanding common stock.

(2)         Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended.  The proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based on the average of the high and low prices for the common stock as reported on the New York Stock Exchange on May 2, 2013.

(3)         Represents additional shares of common stock, par value $0.01 per share, of STAG Industrial, Inc. issuable under the STAG Industrial, Inc. 2011 Equity Incentive Plan (the “Plan”). Shares of common stock issuable under the Plan include awards of restricted stock and shares of common stock to be issued in the form of stock options, stock appreciation rights, phantom stock, performance awards or other stock-based awards made under the Plan.

PART I

EXPLANATORY STATEMENT

STAG Industrial, Inc. (the “Company”) is filing this Registration Statement to register an additional 1,887,274 shares of common stock for issuance pursuant to the STAG Industrial, Inc. 2011 Equity Incentive Plan (the “Plan”). The increase in the number of shares of common stock authorized for issuance under the Plan was approved by the Company’s stockholders at its 2013 annual meeting of stockholders, held on May 6, 2013. Pursuant to General Instruction E to Form S-8, the contents of the earlier Registration Statement related to the Plan on Form S-8 filed on April 20, 2011 (File No. 333-173599) are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents filed by the Company with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated herein by reference and are deemed to be a part hereof from the date of the filing of such documents:

(1) the Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on March 6, 2013;

(2) the information specifically incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2012 from the Definitive Proxy Statement on Schedule 14A filed with the SEC on March 27, 2013;

(3)  the Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 filed with the SEC on May 8, 2013;

(4) the Current Reports on Form 8-K filed with the SEC on January 3, 2013, January 22, 2013, February 20, 2013, March 1, 2013, April 15, 2013, April 16, 2013 and May 6, 2013 and the Current Reports on Form 8-K/A filed with the SEC on December 13, 2012 and May 8, 2013;

(5) the description of the Company’s common stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on April 8, 2011, including any amendments and reports filed for the purpose of updating such description; and

(6) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

In addition to the documents listed above, we incorporate herein by reference the following financial statements and the reports of PricewaterhouseCoopers LLP from our Current Report on Form 8-K filed with the SEC on May 9, 2012:

•            South Bend Property

•                  Report of Independent Auditors

•                  Statements of Revenue and Certain Expenses for the period from January 1, 2012 to March 7, 2012 (unaudited) and the year ended December 31, 2011

•                  Notes to Statements of Revenue and Certain Expenses

•            Spartanburg Property

•                  Report of Independent Auditors

•                  Statements of Revenue and Certain Expenses for the three months ended March 31, 2012 (unaudited) and the year ended December 31, 2011

•                  Notes to Statements of Revenue and Certain Expenses

•            Reading Property

•                  Report of Independent Auditors

•                  Statements of Revenue and Certain Expenses for the three months ended March 31, 2012 (unaudited) and the year ended December 31, 2011

•                  Notes to Statements of Revenue and Certain Expenses

No other part or section of our Current Report on Form 8-K filed with the SEC on May 9, 2012 is incorporated by reference herein.

Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits.

See Exhibit Index, which is incorporated herein by reference.

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in city of Boston, Commonwealth of Massachusetts, on the 9th day of May, 2013.

STAG INDUSTRIAL, INC.

By:	/s/ Benjamin S. Butcher
Name:	Benjamin S. Butcher
Title:	Chairman, Chief Executive Officer and President

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Benjamin S. Butcher and Gregory W. Sullivan and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Benjamin S. Butcher	Chairman, Chief Executive Officer	May 9, 2013
Benjamin S. Butcher	and President
(principal executive officer)

/s/ Gregory W. Sullivan	Chief Financial Officer, Executive Vice	May 9, 2013
Gregory W. Sullivan	President and Treasurer
(principal financial and accounting officer)

/s/ F. Alexander Fraser	Director	May 9, 2013
F. Alexander Fraser

/s/ Jeffrey D. Furber	Director	May 9, 2013
Jeffrey D. Furber

/s/ Larry T. Guillemette	Director	May 9, 2013
Larry T. Guillemette

/s/ Francis X. Jacoby III	Director	May 9, 2013
Francis X. Jacoby III

/s/ Christopher P. Marr	Director	May 9, 2013
Christopher P. Marr

/s/ Hans S. Weger	Director	May 9, 2013
Hans S. Weger

EXHIBIT INDEX

TO

REGISTRATION STATEMENT ON FORM S-8

Exhibit No.	Description

4.1

Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Company’s Registration Statement on Form S-11 (File No. 333-168368) filed with the SEC on September 24, 2010)

5.1	Opinion of Hunton & Williams LLP

10.1	2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-11 (File No. 333-168368) filed with the SEC on April 5, 2011)

10.2	Amendment to the 2011 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current on Form 8-K filed with the SEC on May 6, 2013)

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Hunton & Williams LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)